Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Onconova Therapeutics, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint each of Ramesh Kumar, Ph.D and Mark Guerin the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as an officer/director of the Corporation, any and all amendments (including post-effective amendments) to this registration statement on Form S-3 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 29, 2017.

Name	Title

/s/ RAMESH KUMAR, PH.D.	Director, President and Chief Executive Officer (Principal Executive Officer)
Ramesh Kumar, Ph.D.

/s/ MARK GUERIN	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Mark Guerin

/s/ HENRY S. BIENEN, PH.D.	Director
Henry S. Bienen, Ph.D.

/s/ JEROME E. GROOPMAN, M.D.	Director
Jerome E. Groopman, M.D

/s/ MICHAEL B. HOFFMAN	Chairman, Board of Directors
Michael B. Hoffman

/s/ JAMES J. MARINO	Director
James J. Marino

/s/ VIREN MEHTA, PHARM.D	Director
Viren Mehta, Pharm.D

/s/ E. PREMKUMAR REDDY, PH.D	Director
E. Premkumar Reddy, Ph.D

/s/ JACK E. STOVER	Director
Jack E. Stover